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                                                                    EXHIBIT 10.2


                               AMENDMENT NUMBER 2
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER 2 to that certain Employment Agreement dated November 19, 1996, as amended on October 21, 1999 (the "Agreement"), by and between Per-Se Technologies, Inc., a Delaware corporation (the "Company"), and David E. McDowell, a resident of the State of California (the "Employee"), is made and entered into this 14th day of December 2005.

                       STATEMENT OF BACKGROUND INFORMATION

         Employee is currently serving as a member of the Board of Directors of the Company (the "Board") and is providing strategic planning, corporate governance and corporate development services to the Company.

         The Company and the Employee desire to amend the Agreement to extend its term and make such other changes, deletions or additions as the parties may agree.

         Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                             STATEMENT OF AGREEMENT

         In consideration of the mutual covenants, promises and conditions set forth herein and in the Agreement, the parties agree to amend the Agreement, effective as of October 21, 2005, as follows:

         1. Section 3 "Term" is deleted in its entirety and the following new
Section 3 is substituted in lieu thereof:

                  3. Term. The term of this Agreement shall be for the period during which Employee is a member of the Board and expiring on the earlier to occur of (i) Employee's resignation from the Board, (ii) expiration of Employee's term of service on the Board as a result of a determination by Employee in his discretion not to stand for reelection to the Board, or (iii) the Company's 2007 Annual Meeting of Stockholders, subject to earlier termination as provided for in Section 4.

         2. Section 4(b) is amended by deleting the phrase "October 21, 2005" and substituting in lieu thereof the phrase "the Company's 2007 Annual Meeting of Stockholders."

         3. Section 4(e) is amended by deleting the phrase "October 21, 2005" and substituting in lieu thereof the phrase "the Company's 2007 Annual Meeting of Stockholders."


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         4. Section 5(b) is amended by deleting the phrase "October 21, 2005"
and substituting in lieu thereof the phrase "the Company's 2007 Annual Meeting of Stockholders."

         5. Section 16 is amended by deleting the notice address specified for the Company and substituting in lieu thereof the following notice address:

            1145 Sanctuary Parkway
            Suite 200
            Alpharetta, Georgia 30004
            Attn: General Counsel

         Except as specifically amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment Number 2 to the Agreement as of the day and year first above written.

PER-SE TECHNOLOGIES, INC.                            EMPLOYEE



By: /s/ PHILIP M. PEAD                               /s/ DAVID E. MCDOWELL
    --------------------------------                 ---------------------------
     Philip M. Pead                                  David E. McDowell
     Chairman, President and
     Chief Executive Officer



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